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                                                                    EXHIBIT 99.1

                                                                  CONFORMED COPY
                      AMENDMENT TO STOCK PURCHASE AGREEMENT


     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of June 20, 1996 (the "Amendment"), is by and between U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation ("USOP") and a stockholder of Blue Star Group Limited, a New Zealand corporation (the "COMPANY"), and ERIC JOHN WATSON (the "STOCKHOLDER"), also a stockholder of the COMPANY. There are three other stockholders of the COMPANY, Grant Keith Baker, Maurice George Kidd and Paul Anthony Smithies (all such other stockholders, the "Management Stockholders").

     This Amendment amends the Stock Purchase Agreement, dated as of January 31, 1996 (as amended by an Acknowledgement and Agreement (the "Acknowledgement") dated as of February 28, 1996, the "Purchase Agreement"), between USOP and the STOCKHOLDER. Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

          WHEREAS, at a Closing held on February 28, 1996 USOP and the STOCKHOLDER consummated the transactions then contemplated by the Purchase Agreement, including USOP's acquisition from the STOCKHOLDER of 51% of the issued and outstanding shares of COMPANY Stock, with the STOCKHOLDER and the Management Stockholders owing the remaining 49% of the issued and outstanding shares of COMPANY Stock;

          WHEREAS, USOP desires to purchase from the STOCKHOLDER, and the STOCKHOLDER desires to sell to USOP, all of the issued and outstanding shares of COMPANY Stock not owned by USOP, and to facilitate this transaction the STOCKHOLDER intends to acquire all of the shares of COMPANY Stock owned by the Management Stockholders prior to the closing of the transactions contemplated by this Amendment; and

          WHEREAS, USOP and the STOCKHOLDER have determined that it is in their respective best interests for the Purchase Agreement to be amended in certain respects to provide for the foregoing purchase and sale and certain related matters;

     NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:


     1. The following shall be inserted after Section 1.2 of the Purchase
Agreement:

          "1.3 SECOND STOCK SALE. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, at a closing (the "Second Closing") to be held as soon as practicable after the conditions set forth in Sections 6.4, 6.5, 7.5 and 7.6 hereof have been satisfied or waived (the date of such Second Closing, the "Second Closing Date"), the STOCKHOLDER shall sell to USOP and USOP shall purchase from the STOCKHOLDER all of the shares of COMPANY Stock not then owned by USOP (being 7,677,888 shares and constituting 49% of all of the issued and outstanding shares of COMPANY Stock) in exchange for 1,052,632 shares of USOP Stock."

     2. Section 2.4 of the Purchase Agreement shall be deleted and the following shall be inserted in lieu thereof:

          "2.4  SECOND CLOSING.  At the Second Closing:

          (a) The STOCKHOLDER shall deliver to USOP in accordance with applicable law and free and clear of all pledges, liens, transfer and stamp tax obligations, encumbrances, claims and other charges thereon of every kind, all of the issued and outstanding shares of COMPANY Stock not then owned by USOP, in exchange for the delivery by USOP to the STOCKHOLDER of a certificate or certificates representing the number of registered shares of USOP Stock to be delivered to the STOCKHOLDER pursuant to Section 1.3 hereof.

          (b) USOP shall cause the COMPANY to, and the STOCKHOLDER shall, execute and deliver an Amendment to the Employment Agreement between the COMPANY and the STOCKHOLDER dated as of February 28, 1996 substantially in the form set forth in Exhibit A hereto.

          (c) USOP and the STOCKHOLDER shall cause the charter documents and boards of directors of the COMPANY and its Subsidiaries to be amended and restructured to the satisfaction of USOP.

          (d) The STOCKHOLDER shall also deliver to USOP, and USOP shall deliver to the STOCKHOLDER, the certificates and other instruments and documents referred to in Sections 7.1 and 7.4 hereof and Sections 6.1 and 6.3 and clauses (iii) and (iv) of Section 6.7 hereof, respectively."

     3. The following shall be inserted after Section 2.6 of the Purchase
Agreement:

          "2.7  ELECTIVE ADJUSTMENT TO CONSIDERATION.

          (a) At the STOCKHOLDER's election, written notice of which must be delivered to USOP no later than 120 days after the end of USOP's 1999 fiscal year to be effective, the 2,264,753 shares of USOP Stock issued by USOP pursuant to this Agreement shall be adjusted if the Value of BSG (as hereinafter defined) is greater than the Value of USOP Stock (as hereinafter defined).

          (b) The "Value of BSG" shall mean seven times the consolidated pre-tax earnings of Blue Star Group Limited and only its New Zealand based subsidiaries for its 1999 fiscal year (determined in accordance with NZGAAP).

          (c) The "Value of USOP Stock" shall mean the product of (i) 2,264,753 (being the number of shares of USOP Stock issued by USOP pursuant to this Agreement) multiplied by (ii) the average of the closing prices (per share) of USOP Stock averaged over a period of the ten consecutive trading days following the date of publication of USOP's audited financial statements for its 1999 fiscal year (the "Adjustment Price").

          (d) If the Value of BSG is greater than the Value of USOP Stock, then USOP shall issue and deliver to the STOCKHOLDER that number of shares of USOP Stock equal to the amount of such excess divided by the Adjustment Price, provided that the number of shares of USOP Stock so issued and delivered shall not in any event exceed 2,000,000 shares (the "Maximum Number of Shares").

          (e) The Value of USOP Stock and the Maximum Number of Shares shall be automatically adjusted in the event of any stock split, stock dividend, subdivision, combination, reclassification, consolidation, merger or amalgamation, capitalization of profits or reserves by way of rights or other reorganization affecting USOP's stock (or any shares, stock or securities derived from it) or other conveyance of substantially all assets, or other similar corporate event of USOP. A dispute between the parties with respect to the implementation of this section shall be referred to an Expert for resolution if it is not resolved within five business days of it arising, in which event the following provision shall apply:

               (i)  The Expert shall be instructed to:

                    (A) decide the dispute within the shortest practicable time; and

                    (B) deliver a report stating his or her opinion with respect to the matters in dispute, setting out the reasons for the decision.

               (ii) The Expert shall decide the procedures to be followed in order to resolve the dispute. The parties shall provide the Expert with all information and assistance which he or she reasonably requests for the purpose of resolving the dispute.

               (iii) The Expert shall act as an independent expert, not an arbitrator. The Expert's decision shall be conclusive and final and binding on the parties (except in the case of manifest error).

               (iv) Each party shall bear its own costs relating to the resolution of a dispute under this clause. Each party shall bear one half of the costs of the Expert.

     For the purposes of this subclause (e), the expression "Expert" shall mean a "big-six" independent public accountant chosen by agreement of the parties or, failing prompt agreement, nominated at the request of either party by USOP's independent public accountants.

          (f) Until the end of USOP's 1999 fiscal year, all acquisitions by USOP, if any, of companies or businesses based in New Zealand shall be made through the COMPANY."

     4. The following shall be inserted at the end of Section 3.3 of the Purchase Agreement:

     "Upon completion of the transactions to be consummated at the Second Closing, all issued and outstanding shares of the capital stock of the COMPANY will be owned of record and beneficially by USOP."

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     5. The definitions of Interim Financials and COMPANY Financial Statements
in Section 3.7 of the Purchase Agreement shall be amended to include the COMPANY's consolidated balance sheet as of February 28, 1996 and consolidated statements of income, cash flows and retained earnings for the eleven-month period then ended.

     6. Section 4.2 of the Purchase Agreement shall be amended to read as follows

          "4.2 USOP STOCK. The USOP Stock to be delivered to the STOCKHOLDER at the Closing Date and at the Second Closing Date will be duly authorized, validly issued shares of Common Stock of USOP, credited as fully paid and nonassessable."

     7. Sections 5.1, 5.2, 5.3 and 5.6 shall not apply to the transaction contemplated by this Amendment.

     8. Between the date of this Amendment and the Second Closing, the STOCKHOLDER shall use his best efforts to acquire all shares of COMPANY Stock owned by the Management Stockholders. USOP acknowledges that in connection with such acquisitions the STOCKHOLDER will agree to deliver to the Management Stockholders a portion of the shares of USOP Stock to be delivered by USOP at the Closing pursuant to new Section 2.4 of the Purchase Agreement, resulting in the following allocation:


                               COMPANY Stockholder     Shares of USOP Stock
                               -------------------     --------------------
Eric John Watson                                            1,030,895
Grant Keith Baker                                             4,166
Maurice George Kidd                                          11,980
Paul Anthony Smithies                                         5,591
    Total                                               1,052,632 Shares

The reference to "Section 5.9" in Section 8.1(a)(iii) of the Purchase Agreement shall also be deemed to include the matters referred to in this section 8.

     9. The reference to "Section 6" in Section 6.1 of the Purchase Agreement shall be amended to read "Section 4".

     10. The obligation of the STOCKHOLDER to consummate the transactions contemplated by new Section 2.4 of the Purchase Agreement is subject to satisfaction of the following conditions (and for such purpose the reference to "Section 2.2" in the introductory paragraph to Section 6 of the Purchase Agreement shall be deemed to be a reference to new Section 2.4 of the Purchase Agreement):

          (a) The conditions set forth in Sections 6.1 through 6.5, and in clauses (iii) and (iv) of Section 6.7, of the Purchase Agreement;
     provided that for this purpose only the reference to Closing Date in
     Section 6.1 of the Purchase Agreement shall be deemed to refer to the Second Closing Date and the references to the Purchase Agreement in clauses (iii) and (iv) of Section 6.7 of the Purchase Agreement shall be deemed to refer to this Amendment; and, provided further, that for this purpose only Section 6.1 of the Purchase Agreement shall be revised to read as follows:

               "6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of USOP contained in Section 4 shall be true and correct as of the Second Closing Date as though such representations and warranties had been made on and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by USOP on or before the Second Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of USOP shall have been delivered to the STOCKHOLDER."

          (b) USOP shall have issued to STOCKHOLDER options under USOP's 1994 Long-Term Incentive Compensation Plan to acquire 250,000 shares of USOP Stock at US$36.0625 per share and subject to USOP's standard vesting provisions.

          (c) USOP shall have released to STOCKHOLDER all of his shares of USOP Stock held by USOP in connection with the COMPANY's UBIX transaction and shall have terminated all pledge arrangements in connection therewith.

     11. For purposes of section 10(a) of this Amendment only the phrase "6,250,000 ordinary shares of stock, NZ$.10 par value per share" in Section 1.2(i) of the Purchase Agreement shall be revised to read "15,669,158 ordinary shares of stock, NZ$1.00 par value per share".

     12. The obligation of USOP to consummate the transactions contemplated by new Section 2.4 of the Purchase Agreement is subject to satisfaction of the conditions set forth in Sections 7.1, 7.2, 7.4, 7.5 and 7.6 of the Purchase Agreement (and for such purpose the reference to "Section 2.2" in the introductory paragraph to Section 7 of the Purchase Agreement shall be deemed to be a reference to new Section 2.4 of the Purchase Agreement); provided that for this purpose only Section 7.1 of the Purchase Agreement shall be revised to read as follows:

          "7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDER contained in Sections 3.6, 3.8(b), 3.9, 3.10, 3.12 through 3.21, 3.23 and 3.26 hereof shall be true, correct and complete on and as of February 28, 1996, with the same effect as though such representations and warranties had been made on and as of such date. All the other representations and warranties of the STOCKHOLDER contained in this Agreement shall be true, correct and complete on and as of the Second Closing Date (with the qualification that the reference to stockholders of the COMPANY in Section 3.27 hereof shall not include
     USOP), with the same effect as though such representations and warranties had been made on and as of such date. Each and all of the agreements of the STOCKHOLDER to be performed on or before the Second Closing Date pursuant to the terms hereof shall have been performed. The STOCKHOLDER shall have delivered to USOP a certificate dated the Second Closing Date and signed by him to both such effects."

     13. For purposes of section 12 of this Amendment only the phrase "on January 31, 1996 19,732,050 shares were issued and outstanding" in Section 1.2(ii) of the Purchase Agreement shall be revised to read "on May 1, 1996 30,905,966 shares were issued and outstanding"."

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     14. The phrase "51% of all Claims" in clause (y) of Section 8.1(a) of the
Purchase Agreement shall be deleted and the phrase "100% of all Claims" shall be inserted in lieu thereof.

     15. The references to "Closing Date" in Sections 8.1(a)(iv) and 8.1(a)(v) of the Purchase Agreement shall be amended to refer to the Second Closing Date; and the reference to a balance sheet at the end of each such Section shall be amended to refer to the February 28, 1996 balance sheet referred to in section 5 of this Amendment.

     16. The references to "US$600,000" and "US$30,000,000" in the proviso at the end of Section 8.1 of the Purchase Agreement shall be amended to read "US$1,200,000" and "US$60,000,000", respectively.

     17. Clauses (ii) and (z) of Section 11.2(b) of the Purchase Agreement shall be deleted. Section 11.2(c) of the Purchase Agreement shall be deleted.

     18. For purposes of the transactions contemplated by this Amendment only,
Section 11.2(e) of the Purchase Agreement shall be deleted and the following shall be inserted in lieu thereof:

          "(e) The STOCKHOLDER acknowledges that USOP will not provide the STOCKHOLDER with a prospectus for the STOCKHOLDER's use in selling the USOP Stock delivered to him at the Second Closing and agrees to sell such shares only in accordance with the requirements of Regulation S promulgated under the Securities Act of 1933, as amended. The STOCKHOLDER further acknowledges that there will be placed on the certificates representing such shares of USOP Stock, or any substitutions therefor, a legend stating in substance as follows:

          The shares of the Corporation represented by this certificate have been issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered under the Securities Act. These shares may not be transferred, offered or sold prior to the end of the 40-day period (the "Restricted Period") commencing on the issuance of the shares by the Corporation, unless such transfer, offer or sale is made in an "offshore transaction" and not to or for the account or benefit of a "U.S. person" (as such terms are defined in Regulation S) and is otherwise in accordance with the requirements of Regulation S. Following expiration of the Restricted Period, the shares may not be transferred, offered or sold except pursuant to an effective and current registration statement under the Securities Act or pursuant to an available exemption from such registration."

     19. This Amendment may be terminated in accordance with the provisions set forth in Section 12.2 of the Purchase Agreement, provided (a) that for this purpose references in such Section to "Closing", "Closing Date" and "March 31, 1996" shall be deemed to be references to "Second Closing", "Second Closing Date" and "July 31, 1996", and (b) that the effect of any such termination shall be limited to this Amendment and the transactions contemplated hereby.

     20. The references to "Section 5.7" in Section 12.2(iv) of the Purchase Agreement shall be amended to read "Section 5.6".

     21. Section 12.14(a) of the Purchase Agreement shall be deleted and the following shall be inserted in lieu thereof:

          "(a) So long as the STOCKHOLDER is the Chief Executive officer of the COMPANY, in connection with each acquisition by the COMPANY of a business in Australia or New Zealand, USOP shall make available to the COMPANY options to purchase a number of shares of USOP Stock equal to 6.25% (and up to 15%, in USOP's sole discretion) of the number of shares of USOP Stock issued in such transaction. Grants of such options shall be determined by the STOCKHOLDER (within any limitations that may be imposed by the applicable stock option plan and law), and shall be subject to standard USOP policies."

     22. Sections 12.14(c) through 12.14(k) of the Purchase Agreement shall be deleted and the following shall be inserted in lieu thereof:

          "(c) If USOP determines to sell or transfer substantially all of the business of the COMPANY and its subsidiaries (the "Blue Star Business") to an unrelated third party, whether by sale of assets or shares, it shall first offer to sell the Blue Star Business to the STOCKHOLDER on such terms as it may select. If the STOCKHOLDER fails to accept such offer within 60 days after it is made, or if he accepts such an offer but fails to consummate the transaction with 30 days after acceptance, USOP may during the subsequent six-month period offer and sell or transfer the Blue Star Business to any person on terms no less favorable to USOP than those offered to the STOCKHOLDER (or if the initial offer was accepted by the STOCKHOLDER, no less favorable to USOP than the terms accepted by the STOCKHOLDER). If USOP does not sell or transfer the Blue Star Business on such terms during such six-month period, USOP thereafter will again be required to comply with the procedures of this Section 12.14(c) for any transaction covered hereby. Notwithstanding anything to the contrary, the limitations on USOP set forth in this Section 12.14(c) shall apply only to a sale of the Blue Star Business on a stand-alone basis to an unrelated third party, and shall not apply to any other transaction in which ownership of the COMPANY or any of its subsidiaries is transferred directly or indirectly, including without limitation by subdivision, combination, reclassification, consolidation, merger, reorganization, spin-off, split-off or sale of USOP, or any spin-off or split-off to stockholders of the COMPANY, or any transaction involving USOP or any of its subsidiaries other than the COMPANY and its subsidiaries, or any transaction involving any Related Party. For purposes of this Section 12.14(c), 'Related Party' shall mean each of USOP and its subsidiaries (and each other business entity in which it or they have a substantial and active investment interest) and its and their officers, directors, stockholders and principals, partners and other investors (in business entities in which it or they have a substantial and active investment interest), and each person that, directly or indirectly, controls, is controlled by or is under common control with the any such person."

     23. Paragraphs 5 and 6 of the Acknowledgement shall be deleted.

     24. This Amendment includes the Exhibit hereto. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Amendment shall be effective upon the exchange by telefax of executed signature pages. Except as otherwise expressly provided herein, all terms of the Purchase Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                   U.S. OFFICE PRODUCTS COMPANY


                                   By  /S/ MARK D. DIRECTOR
                                   ------------------------------------
                                   Name: Mark D. Director
                                   Title: Executive Vice President

Witness:

 /S/ MAURICE GEORGE KIDD           /S/ ERIC JOHN WATSON
- ------------------------           ------------------------------------
                                   ERIC JOHN WATSON

                                    EXHIBIT A
                    FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT


                        AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of ________, 1996 (the "Amendment"), is by and between BLUE STAR GROUP LIMITED, a New Zealand corporation (the "Company"), and ERIC JOHN WATSON ("Employee").

     This Amendment amends the Employment Agreement, dated as of February 28, 1996 (the "Employment Agreement"), between the Company and Employee. Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

          WHEREAS, the Employment Agreement was entered into in connection with the sale by Employee to USOP of 51% of the issued and outstanding shares of the Company pursuant to a Stock Purchase Agreement dated as of January 31, 1996 between USOP and Employee (the "Purchase
     Agreement");

          WHEREAS, as of June 20, 1996 USOP and Employee entered into an amendment to the Purchase Agreement providing for Employee's sale to USOP of the remaining 49% of the issued and outstanding shares of the Company, and this Amendment is being entered into at the closing for that transaction pursuant to section 2.4(c) of the amended Purchase Agreement; and

          WHEREAS, the Company and Employee have determined that it is in their respective best interests for the Employment Agreement to be amended in certain respects to provide for the foregoing purchase and sale and certain related matters;

     NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

     1. The following shall be inserted after Section 1(b) of the Employment
Agreement:

            "(c) Three of the six current members of the board of directors of the Company were selected by USOP and three were selected by Employee. If USOP determines not to support the continued holding of office of an equal number of directors selected by Employee, Employee shall have the right during the 60-day period after such determination to terminate this Agreement. If he so exercises such right he shall be entitled to the same benefits hereunder that he would be entitled to receive in the event of a termination without cause by the Company under Section 5(d) hereof."

     2. The second and third paragraphs of Appendix A to the Employment Agreement shall be deleted.

     3. The second sentence of paragraph 2(a) in the Employment Agreement shall be deleted.

     4. Except as otherwise expressly provided herein, all terms of the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       BLUE STAR GROUP LIMITED


                                       By
                                          ------------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------

Witness:

- ---------------------------------      ---------------------------------------
                                       ERIC JOHN WATSON


                                       A-2